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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Encore Medical Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2002 related to the balance sheet of Encore Medical Corporation as of December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2001 annual report on Form 10-K of Encore Medical Corporation.

                                                    /s/ KPMG LLP

Austin, Texas
July 15, 2002